            (RECEIPT OF ORDER LETTER - WESTWOOD HOMESTEAD LETTERHEAD)
DATE

NAME
ADDRESS                            TAX I.D. NUMBER XXX-XX-XXX
CITY, STATE, ZIP

                                RECEIPT OF ORDER

This letter is to acknowledge receipt of your order to purchase stock offered by Westwood Homestead Financial Corporation. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned a prioritized category described below. Acceptance of your order will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

          Number of Shares Ordered:     _________

          Purchase Price Per Share:     $10.00

          Total Order Amount:           $________

          Date Order Received:          _ _/_ _/_ _

          Category Assigned:

          CATEGORY DESCRIPTION

          1.  ELIGIBLE ACCOUNT HOLDERS AS OF SEPTEMBER 30, 1994
          2.  EMPLOYEE STOCK OWNERSHIP PLAN (ESOP)
          3.  SUPPLEMENTAL ACCOUNT HOLDERS AS OF _____________, 1996
          4.  OTHER MEMBERS AS OF _____________, 1996
          5. RESIDENTS OF HAMILTON, BUTLER, WARREN, CLERMONT, DEARBORN, BOONE, KENTON AND CAMPBELL COUNTIES WITHIN THE STATES OF OHIO, INDIANA AND KENTUCKY
          6.  GENERAL PUBLIC

If this does not agree with your records or if you have any questions, please call our Stock Information Center at (513) ____________. Thank you for your order.

Sincerely,



Michael P. Brennan
President and Chief Executive Officer

     [Dear Friend Letter -Westwood Homestead Letterhead]
                                                       __________, 1996
Dear Friend:

     We are pleased to announce that The Westwood Homestead Savings Bank, ("Westwood Homestead") is converting from an Ohio mutual savings bank to an Ohio capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Westwood Financial Corporation, the newly-formed holding company for Westwood Homestead, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable Westwood Homestead to raise additional capital to support and enhance its current operations.

     Because we believe you may be interested in learning more about the merits of Westwood Homestead Financial Corporation's stock as an investment, we are sending you the following materials which describe the stock offering.

     PROSPECTUS: This document provides detailed information about operations at Westwood Homestead and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 3:00 p.m., ____________, 1996.

     CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

     As a friend of Westwood Homestead, you will have the opportunity to buy stock directly from Westwood Homestead Financial Corporation without commission or fee. If you have additional questions regarding the Conversion and stock offering, please call us at (513)_________, Monday through Friday from 9:00 a.m. to 6:00 p.m or stop by the Stock Information Center at 3002 Harrison Avenue, Cincinnati, Ohio.

     We are pleased to offer you this opportunity to become a charter shareholder of Westwood Homestead Financial Corporation.

                              Sincerely,


                              Michael P. Brennan
                              President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.

     [Dear Member Letter, Westwood Homestead Letterhead]

                                                       __________, 1996

Dear Member:

     We are pleased to announce that The Westwood Homestead Savings Bank ("Westwood Homestead") is converting from a mutual savings bank to a capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Westwood Financial Corporation, the newly-formed holding company for Westwood Homestead, is offering shares of common stock in a subscription offering and community offering to our Employee Stock Ownership Plan, certain of our depositors, and some members of the general public pursuant to a Plan of Conversion.

     The Board of Directors of Westwood Homestead feels that the Conversion will offer a number of advantages, such as an opportunity for depositors and customers of Westwood Homestead to become shareholders. Please remember:

  - Your accounts at Westwood Homestead will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

  - There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Conversion.

  - Members have a right, but no obligation, to buy stock before it is offered to the public.

  - Like all stock, stock issued in this offering will not be insured by the FDIC.

     Enclosed are materials describing the stock offering. We urge you to read these materials carefully. If you are interested in purchasing the common stock of Westwood Homestead Financial Corporation, you must submit your Stock Order Form, Certification Form, and payment prior to 3:00 p.m. ___________, 1996.

     If you have additional questions regarding the stock offering, please call us at (513) ___-_____, Monday through Thursday from 9:00 a.m. to 3:00 p.m., Friday from 9:00 a.m. to 6:00 p.m., or stop by the Conversion Information Center located at 3002 Harrison Avenue in Cincinnati, Ohio.

                              Sincerely,



                              Michael P. Brennan
                              President and Chief Executive Officer

     The shares of common stock being offered in this offering are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or the Savings Association Insurance
Fund or any other government agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer will be made only by the Prospectus.

[Dear Member "Dark Blue Sky" & Foreign Accounts - On (Bank Name) Letterhead]



                                                  ____________,1996




Dear Member:

     We are pleased to announce that The Westwood Homestead Savings Bank is converting from an Ohio mutual savings bank to an Ohio capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Westwood Homestead Financial Corporation, the newly-formed holding company for Westwood Homestead, is offering shares of common stock in a subscription offering and community offering.

     Unfortunately, Westwood Homestead Financial Corporation is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Westwood Homestead Financial Corporation.

     However, as a member of Westwood Homestead, you have the right to vote on the Plan of Conversion at the Special Meeting of Members to be held on __________, 1996. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

     I invite you to attend the Special Meeting on __________, 1996. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

                              Sincerely,



                              Michael P. Brennan
                              President and Chief Executive Officer

      [Closing Letter Westwood Homestead Financial Corporation Letterhead]


                                                       __________, 1996

Dear Subscriber,

I want to thank you for your interest in Westwood Homestead Financial Corporation common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

As you purchased your shares with a check or cash, we are enclosing a check for payment of the interest on those funds. Your stock certificate(s) are being mailed directly to you from our Transfer Agent, XXXXXXXX.

Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                              Sincerely,




                              Michael P. Brennan
                              President and Chief Executive officer

(   Oversubscription Letter- check, Westwood Homestead Financial Corporation
Letterhead]

                                                       _________, 1996

Dear Subscriber:

I want to thank you for your interest in Westwood Homestead Financial Corporation common shares. We are extremely proud of the overwhelming support we received from our customers and the community as we successfully completed the sale of xxx,xxx shares of common stock.

However, due to the oversubscription of our common shares during the Subscription Offering, we regret we were unable to fill a portion of your order. Enclosed is a refund check for the amount of your order we were unable to fill plus interest. The stock certificates for the balance of your order are being sent to you directly from our transfer agent, XXXXXXX.

If you continue to be interested in acquiring common shares of Westwood Homestead Financial Corporation, the following brokerage firms have indicated their intent to make a market in our stock. You may contact any of them for assistance.


                             [List of Market Makers]


Again, thank you for your interest. If you have any questions, please do not hesitate to contact me.

                              Sincerely,




                              Michael P. Brennan
                              President and Chief Executive Officer

          (Prospective Investor Letter -Westwood Homestead letterhead)
                                                       ________, 1996
Dear Prospective Investor:

     We are pleased to announce that The Westwood Homestead Savings Bank, ("Westwood Homestead") is converting from an Ohio mutual savings bank to an Ohio capital stock savings bank (the "Conversion"). In conjunction with the Conversion, Westwood Homestead Financial Corporation, the newly-formed holding company for Westwood Homestead, is offering shares of common stock in a subscription offering and community offering. The sale of stock in connection with the Conversion will enable Westwood Homestead to raise additional capital to support and enhance its current operations.

     We have enclosed the following materials which will help you learn more about the merits of Westwood Homestead Financial Corporation's common stock as an investment. Please read and review the materials carefully.

     PROSPECTUS: This document provides detailed information about operations at Westwood Homestead and the proposed stock offering.

     QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

     STOCK ORDER FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 3:00 p.m., XXXXX, xx 1996.

     CERTIFICATION FORM: This form must be completed and returned with the stock order form in the enclosed business reply envelope if you wish to purchase stock.

     We invite our loyal customers and local community members to become charter shareholders of Westwood Homestead Financial Corporation. Through this offering you have the opportunity to buy stock directly from Westwood Homestead Financial Corporation, without commission or fee. The board of directors and senior management of Westwood Homestead fully support the stock offering.

     If you have additional questions regarding the Conversion and stock offering, please call us at (513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 6:00 p.m. or stop by the Stock Information Center located at 3002 Harrison Avenue in Cincinnati, Ohio.

                         Sincerely,


                         Michael P. Brennan
                         President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other governmental agency. This is not an offer to sell or a solicitation of an offer to buy stock. The offer is made only by the Prospectus.